UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 24, 2013

MILLER ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302

Knoxville, TN 37932

(Address of Principal Executive Offices)

(865) 223-6575

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01

Regulation FD Disclosure.

On September 24, 2013, we issued a press release announcing the launch of the initial public offering (“IPO”) of a newly designated 10.5% Series D Fixed Rate/Floating Rate Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”). Attached as Exhibit 99.1 is the related press release.

On September 24, 2013, we uploaded a series of presentation slides to our website discussing the offering of the Series D Preferred Stock, the current state of the Company and expectations over the next several months. We expect these slides will be used in presentations to potential purchasers of the Series D Preferred Stock in the IPO.  In addition, we may rely on all or part of this presentation any time we are discussing the current state of the Company in communications with industry analysts, at conferences or with other investors in our Company’s securities.  A copy of this presentation is attached as Exhibit 99.2.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Miller Energy Resources, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.

Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release dated September 24, 2013 announcing the launch of the initial public offering of the Series D Preferred Stock
99.2	Presentation dated September 24, 2013 discussing the current state of the Company and expectations over the next several months

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2013	Miller Energy Resources, Inc.
	By:	/s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer